                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)             June 3, 1998


                               Host Funding, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 MARYLAND                      1-14280           52-1907962
       (STATE OR OTHER JURISDICTION)         (COMMISSION       (IRS EMPLOYER
             OF INCORPORATION)               FILE NUMBER)   IDENTIFICATION NO.)


6116 N. Central Expressway, Suite 1313, Dallas, Texas             75206
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


Registrant's telephone number, including area code:       214-750-0760


-------------------------------------------------------------------------------
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 1. Change in Control of Registrant

        Not Applicable.

Item 2. Acquisition or Disposition of Assets

OVERVIEW

     Effective June 3, 1998, Host Funding, Inc. (the "Company") and its wholly owned subsidiaries, CrossHost, Inc. ("CHI"), and Host Ventures, Inc. ("HVI") terminated certain leases (the "Crossroads Leases") with Crossroads Hospitality, L.L.C. ("Crossroads") and Crossroads Hospitality Tenant Company, L.L.C. ("CHTC") and, concurrently with such termination, CHI and HVI entered into new leases (the "Buckhead Leases") with BAC Hotel Management, Inc. ("BAC"), an affiliate of Buckhead America Corporation ("Buckhead"). Buckhead paid a gross price of approximately $1.25 million for the leasing rights related to the Buckhead Leases. Buckhead is a proven hotel operator with vast experience managing limited service properties in the majority of the markets in which the Company and its affiliates own property.

TERMINATION OF CERTAIN AGREEMENTS WITH CROSSROADS

     Effective June 3, 1998, the Company terminated the Crossroads Leases pursuant to that certain Termination of Lease Agreements and Master Agreements Related Thereto relating to hotel properties owned by Host Ventures (the "Host Ventures Termination Agreement") and that certain Termination of Lease Agreements and Master Agreements Related Thereto relating to hotel properties owned by CrossHost (the "CrossHost Termination Agreement"). The Host Ventures Termination Agreement terminated leases and certain other agreements relating to the Sleep Inn properties owned by HVI and located in Ocean Springs, Mississippi and Sarasota, Florida (collectively, the "HVI Properties"). The CrossHost Termination Agreement terminated the leases and certain other agreements relating to the Sleep Inn properties owned by CHI and located in Tallahassee, Florida and Destin, Florida and the Super 8 properties owned by CHI and located in Miner, Missouri; Poplar Bluff, Missouri; Somerset, Kentucky; and Rock Falls, Illinois (collectively, the "CHI Properties").

     In consideration for the termination of the above agreements CHI and HVI together paid approximately $349,000 in lease termination fees to Crossroads (the "Termination Fees"). The Termination Fees were reduced by certain working capital amounts previously funded by CHI and HVI; increased by amounts advanced by CHTC and Crossroads relating to capital expenditure items; and increased or reduced by certain other items pursuant to the lease agreements. Additionally, the Company released the 60,000 shares of Host Funding stock previously pledged by Crossroads as security under the leases for the performance by CHTC of its obligations under the Crossroads Leases.

                                       2

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AGREEMENT REGARDING LEASES WITH BUCKHEAD AMERICA CORPORATION

     Concurrently with the execution of the Host Ventures Termination Agreement and the CrossHost Termination Agreement, CHI and HVI entered into separate Restated and Amended Agreements Regarding Hotel Leases with Buckhead (separately, the "CHI Agreement" and the "HVI Agreement") pursuant to which BAC agreed to lease the CHI Properties and the HVI Properties in accordance with the terms and conditions of the Buckhead Leases.

     The total purchase price paid in consideration of execution of the Buckhead Leases is $1,250,000, paid as follows:

     a) Cash of $488,000, reduced by Termination Fees of $349,000 and $110,000 in working capital to be retained by Buckhead;

     b) Buckhead's delivery of promissory notes in the collective amount of $212,000 (the "Lease Acquisition Finance Notes"), bearing no interest, and maturing on the first anniversary of the effective date of the Buckhead Leases;

     c) Buckhead's delivery, within 15 days of the execution of the Buckhead Leases, of the number of unregistered shares of common stock of Buckhead having an aggregate fair market value of $400,000 (the "Buckhead Stock"). The Buckhead Stock will be issued pursuant to a private placement and subject to applicable restrictions imposed upon stock which has not been registered under applicable securities laws. Further, if in the future, Buckhead files a registration statement with the Securities and Exchange Commission, the Company, subject to certain restrictions set forth in the CHI Agreement and the HVI Agreement, shall have the right to cause the Buckhead Stock to be included in such registration statement;

     d) Buckhead received a credit against the purchase price in the amount of $150,000 to offset certain costs and expenses incurred by Buckhead incident to this transaction.

     e) The net cash received by the Company as a result of the transaction was approximately $86,000.

     Additionally, Buckhead agreed to purchase Class A Common Shares of Host Funding with a total fair market value of $288,000 (the "Host Funding Stock") and to deliver the Host Funding Stock to the Company as security deposits pursuant to each of the Buckhead Leases. The purchase price of the Host Funding Stock was paid by the delivery of a promissory note (the "Host Funding Stock Note") by Buckhead to the Company, accruing no interest, with a maturity date of the one year anniversary date of the effective date of the Buckhead Leases. The Host Funding Stock will be issued pursuant to a private placement and subject to applicable restrictions imposed upon stock, which has not been registered under applicable securities laws. Further, subject to certain restrictions set forth in the CHI Agreement and the HVI Agreement, Buckhead has the right to

                                       3

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cause the Host Funding Stock to be included in future registration statements filed by the Company with the Securities and Exchange Commission.

     The CHI Agreement and the HVI Agreement provide for certain capital expenditures to be credited first, against the Host Funding Stock Notes, and second, against the Lease Acquisition Finance Notes. The aggregate amount of the Host Funding Stock Notes and the Lease Acquistion Finance Notes is $500,000. Of this amount, $175,000 is allocated to the Sleep Inn Property located in Destin, Florida (the "Destin Property"), with the remaining amount spread among the remaining CHI Properties and HVI Properties. The capital expenditures associated with the Destin Property must be completed by September 3, 1998, with the capital expenditures associated with the remaining properties to be completed by June 2, 1999. Any funds associated with uncompleted work are required to be transferred to escrow accounts currently existing and funded by CHI or HVI. Funds in excess of the work to be completed are reimbursed to CHI or HVI.

NEW LEASES WITH BUCKHEAD AMERICA CORPORATION

     Concurrently with the execution of the CHI Agreement and the HVI Agreement, BAC entered into the Buckhead Leases with CHI for each of the CHI Properties and with HVI for each of the HVI Properties. Except for certain changes relating to termination rights, the Buckhead Leases are substantially the same, in form and material content, as the Crossroads Leases.

     The Crossroads Leases were terminable by the lessee after 5 years with no lease cancellation fee, provided certain other conditions were met. To the contrary, the Buckhead Leases provide for a 15 year lease term, with no provision for terminating the leases without a cancellation fee.

Item 3. Bankruptcy or Receivership

        Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

        Not Applicable.

Item 5. Other Events

CERTAIN LOAN TRANSACTIONS

     Effective May 12, 1998, the Company caused Host Ventures to enter into a new loan agreement (the "HVI Modified Loan") with Credit Suisse First Boston Mortgage Capital, LLC ("First Boston"), in which the principal amount of the existing loan from First Boston to HVI (the "Original Loan") was increased from $8,725,000 to $9,075,000. The additional proceeds of the loan were used for general corporate purposes. The term of the Original Loan was

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modified so that all principal and outstanding interest is due and payable in
June, 2023. The annual interest rate was modified to 8.12%, with interest and principal amortized over a 25 year term, payable monthly. The HVI Modified Loan provides for a "Hyperamortization Date", after which the annual interest rate increases substantially. The hyperamortization provision is intended to provide incentive for the loan to be paid off on the 10 year anniversary of the effective date of the HVI Modified Loan.

     Also effective May 12, 1998, the Company entered into a new loan agreement with First Boston (the "Mezzanine Loan") in which First Boston loaned the Company $825,000. The proceeds of the loan were used for general corporate purposes. Interest accrues at a floating rate of 30-day LIBOR plus 500 basis points. Interest and principal payments, based on a 5 year amortization, are due monthly. The Company subsequently formed Host Enterprises ("HEI"), as a wholly owned, REIT qualified subsidiary, for the purpose of allowing HEI to assume the Mezzanine Loan. The Company anticipates that HEI will assume the Mezzanine Loan in the near term, with the Company simultaneously executing an agreement guaranteeing the performance by HEI of the Mezzanine Loan. In connection with the Mezzanine Loan, the Company pledged the stock of HVI (the "HVI Stock") as security for the Mezzanine Loan. After the assumption of the Mezzanine Loan by HEI, the HVI stock will remain as collateral for the Mezzanine Loan.

RESCHEDULING OF DATE OF ANNUAL MEETING OF SHAREHOLDERS

     In order to complete the transactions disclosed on this form 8-K, the Company has changed the date of the annual meeting of shareholders to July 16, 1998.

Item 6. Resignations of Registrant's Directors

        Not Applicable.

Item 7. Financial Statements and Exhibits

        (a)  FINANCIAL STATEMENTS

             Not Applicable

        (b)  PRO FORMA FINANCIAL INFORMATION

             Not Applicable

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        (c)  EXHIBITS

Exhibit Number           Description
--------------           -----------
     2.1                 Termination of Certain Lease Agreements and
                         MasterAgreements Related Thereto (CrossHost Properties)
                         dated June 3, 1998 by and between CrossHost, Inc., Host
                         Funding, Inc., Crossroads Hospitality Tenant Company,
                         L.L.C., and Crossroads Hospitality Company, L.L.C.

     2.2                 Termination of Certain Lease Agreements and Master
                         Agreements Related Thereto (Host Ventures Properties) dated June 3, 1998 by and between Host Ventures, Inc.,
                         Host Funding, Inc., Crossroads Hospitality Tenant
                         Company, L.L.C., and Crossroads Hospitality Company,
                         L.L.C.

     2.3                 Restated And Amended Agreement Regarding Hotel Leases
                         (CrossHost Properties) dated June 3, 1998 by and between, Host Funding, Inc. and Buckhead America
                         Corporation

     2.4                 Restated And Amended Agreement Regarding Hotel Leases
                         (Host Ventures Properties) dated June 3, 1998 by and between Host Funding, Inc, and Buckhead America
                         Corporation

Item 8. Change in Fiscal Year

        Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

        Not Applicable

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


                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    June 12, 1998                Host Funding, Inc.



                                       /s/ MICHAEL S. MCNULTY
                                       ----------------------------------------
                                       By: Michael S. McNulty, President and
                                              Chief Executive Officer



                                       /s/ BONA K. ALLEN
                                       ----------------------------------------
                                       By:  Bona K. Allen, Chief Financial
                                               Officer and Accounting Officer

                                       7

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                                   EXHIBIT INDEX

Exhibit Number                Description
--------------                -----------
     2.1                 Termination of Certain Lease Agreements and
                         MasterAgreements Related Thereto (CrossHost Properties)
                         dated June 3, 1998 by and between CrossHost, Inc., Host
                         Funding, Inc., Crossroads Hospitality Tenant Company,
                         L.L.C., and Crossroads Hospitality Company, L.L.C.

     2.2                 Termination of Certain Lease Agreements and Master
                         Agreements Related Thereto (Host Ventures Properties) dated June 3, 1998 by and between Host Ventures, Inc.,
                         Host Funding, Inc., Crossroads Hospitality Tenant
                         Company, L.L.C., and Crossroads Hospitality Company,
                         L.L.C.

     2.3                 Restated And Amended Agreement Regarding Hotel Leases
                         (CrossHost Properties) dated June 3, 1998 by and between, Host Funding, Inc. and Buckhead America
                         Corporation

     2.4                 Restated And Amended Agreement Regarding Hotel Leases
                         (Host Ventures Properties) dated June 3, 1998 by and between Host Funding, Inc, and Buckhead America
                         Corporation

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